ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Organization
Limited-Liability Company

(PURSUANT TO NRS 86)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)

Elkos Holdings, LLC

Check box if a Series Limited-Liability Company ☐

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)

CSC Services of Nevada, Inc.
Name

Address	City	State	Zip Code
502 East John Street (MANDATORY) Physical Street Address	Carson City	Nevada	89706
(OPTIONAL) Mailing Address			

3. Dissolution Date: (OPTIONAL; see instructions)

Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management:

Company shall be managed by ☒ Manager(s) OR ☐ Members (check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)

Name	Address	City	State	Zip Code
Andrew Lax	345 Park Avenue, 32nd Floor	New York	NY	10154
Rob Harper	345 Park Avenue, 32nd Floor	New York	NY	10154
Shiva Viswanathan	345 Park Avenue, 32nd Floor	New York	NY	10154

6. Name, Address and Signature of Organizer: (attach additional page if more than 1)

Name	Address	City	State	Zip Code
Timothy J Henderson	4600 Kietzke Lane, Ste K228	Reno	NV	89502

Signature: [signature]

7. Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named limited-liability company.

X [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company

Date: 10-23-07

This form must be accompanied by appropriate fees.